Exhibit 99.1

                                                        195 Church Street
                                                        New Haven, CT  06510
                                                        www.newalliancebank.com

                                                        PRESS RELEASE

                                                        Contact:
                                                        Brian S. Arsenault
                                                        Executive Vice President
                                                        NewAlliance Bank
                                                        203 789-2733

                                                        Donald R. Chase
                                                        President  & CEO
                                                        Westbank Corporation
                                                        417 747-1400

                       NEWALLIANCE TO ENTER MASSACHUSETTS
                        WITH THE ACQUISITION OF WESTBANK

New Haven, Connecticut, July 18, 2006 - NewAlliance Bancshares, Inc. (NYSE: NAL) announced today that it has entered into a definitive agreement to acquire Westbank Corporation (NASDAQ: WBKC) for approximately $116 million in cash and stock. The combined company will have approximately $8 billion in assets and operate 87 branches in Connecticut and Massachusetts.

NewAlliance currently operates 71 branches in Connecticut, primarily in communities along the Interstate 84, 91 and 95 corridors. Westbank, headquartered in West Springfield, Massachusetts, operates 17 branches (with one scheduled to close this summer), 13 primarily along the I-91 corridor in Massachusetts and four branches in northeastern Connecticut where NewAlliance currently has two branches.

"This is a perfect strategic fit as NewAlliance seeks to grow its community banking footprint in contiguous markets," said Peyton R. Patterson, NewAlliance Chairman, President and Chief Executive Officer. "We make our first entry into Massachusetts just across the border from some of our Connecticut branches. Together, we can better serve the personal and business needs of Westbank's customers with our greater financial resources and lending capacity, but with the same community banking approach."

Ms. Patterson's comments were echoed by Donald R. Chase, President and Chief Executive Officer of Westbank.

"NewAlliance is committed to continuing our tradition of community based banking in the markets we serve," Mr. Chase said. "We believe that a combination with NewAlliance will positively benefit both our shareholders and our customers."

NEWALLIANCE TO ENTER MASSACHUSETTS WITH THE ACQUISITION OF WESTBANK

The terms of the merger agreement call for each outstanding share of Westbank common stock to be converted into the right to receive $23.00 in cash or stock. The stock exchange ratio will be determined by dividing $23.00 by a 20-day average daily closing price of NewAlliance common stock on the New York Stock Exchange, provided that should the average NewAlliance price be below $13.30, the exchange ratio will be fixed at 1.7293, or should the average NewAlliance price be above $14.70, the exchange ratio will be fixed at 1.5646. Westbank shareholders will have the right to elect either cash or stock with the constraint that the overall transaction must be consummated with 50% of the payout in stock and 50% in cash. If there is an imbalance in elections, there will be a pro-ration of proceeds to achieve the 50/50 split.

The definitive agreement has been approved by the Boards of Directors of both NewAlliance and Westbank. The transaction is subject to approval by the shareholders of Westbank, as well as customary regulatory approvals including the banking department of both states and the FDIC. The transaction is expected to close just after the end of the year.

NewAlliance was advised by Lehman Brothers, Inc. and its legal counsel was Tyler Cooper & Alcorn, LLP and Elias, Matz, Tiernan & Herrick, LLP, Washington, D.C. Westbank was advised by Keefe, Bruyette & Woods, Inc. and its legal counsel was Thacher Proffitt & Wood LLP, Washington, D.C.

About NewAlliance

At March 31, 2006, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $6.88 billion in assets. In addition to consumer and commercial banking products and services, NewAlliance Bank also provides trust, investment and insurance products and services.

About Westbank

Westbank Corporation is the holding company for Westbank, a commercial bank and trust company. At March 31, 2006, Westbank had assets of $822 million and also provides retail and commercial banking as well as trust and investment services.

Conference Call Details

NewAlliance will hold an analyst conference call on July 19, 2006 at 10 a.m., Eastern Time, to discuss details of the transaction. A copy of the investor presentation for the call will be available at the Company's website at www.newalliancebank.com. Shareholders are particularly urged to monitor the Investor Relations section of the Company's website.

NEWALLIANCE TO ENTER MASSACHUSETTS WITH THE ACQUISITION OF WESTBANK

This call is being webcast by CCBN and can be accessed in the Investor Relations area of the Company's website at www.newalliancebank.com. By telephone, dial 1-866-700.7477, passcode 71280109. The international dial-in number is 1-617-213-8840. A replay of the call will be available at Noon. For the replay, dial 1-888-286-8010, passcode 56485541. The international replay number is 1-617-801-6888.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

NewAlliance will also have a podcast available from its website 24 hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.

Forward-looking Information

Any forward looking statements regarding NewAlliance's acquisition of Westbank involve uncertainties. Those uncertainties include, but are not limited to: legislation or changes in regulatory requirements, shareholder actions, technical or systems issues affecting dates of consummation or conversion, costs or difficulties related to the integration, realization of expected synergies from the acquisition, and general economic conditions that are less favorable than expected. Neither NewAlliance nor Westbank undertakes any obligation to update forward-looking statements to reflect events or circumstances that occur after the date on which such statements are made.

This press release does not constitute an offer of securities. NewAlliance and Westbank will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission ("SEC"). Shareholders of Westbank are urged to read the registration statement, the proxy statement/prospectus and all other documents which will be filed with the SEC, and any amendments or supplements to those documents, because they will contain important information which you should consider before making any decision regarding the merger. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about NewAliance and Westbank, at the SEC's web site (http://www.sec.gov) and at their respective web sites, www.newalliancebank.com and www.westbankonline.com.

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to NewAlliance Bancshares, Inc., 195 Church Street, New Haven, Connecticut 06510 or to Westbank Corporation, 225 Park Avenue, West Springfield, Massachusetts 01089-3326.

Westbank and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Westbank in connection with the merger. Information about the directors and executive officers of Westbank and their ownership of Westbank common stock is set forth in its proxy statement for its 2006 annual meeting of shareholders, date March 15, 2006, filed with the SEC which is available at the Westbank and SEC web sites noted above. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus when it becomes available.

3